[GRAPHIC OMITTED]                                                 Press Release


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                                        Contact:   Denise DesChenes/Kara Findlay
                                                   Citigate Sard Verbinnen
                                                   (212) 687-8080



    FOAMEX INTERNATIONAL COMMENTS ON MARKET ENVIRONMENT AND FINANCIAL OUTLOOK

                     Takes Steps to Strengthen Balance Sheet

                        Secures Amended Credit Agreements


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LINWOOD,  PA, July 11, 2005 - Foamex  International  Inc.  (NASDAQ:  FMXI),  the
leading manufacturer of flexible polyurethane and advanced polymer foam products in North America, today announced that volatility in raw materials prices and a difficult operating environment are contributing to weaker than expected performance in its businesses. As a result, the Company said that it has significantly reduced its earnings expectations for the second quarter of 2005. The Company recently disclosed an amendment to the Foamex L.P. credit facility that provides additional flexibility in its second quarter bank covenants and bolsters liquidity.

Foamex also announced that it has retained the investment banking firm Miller Buckfire & Co., LLC to help evaluate strategic alternatives for strengthening the Company's balance sheet and enhancing long-term value.

"For the past year, Foamex has encountered rising chemical raw material costs and unrelenting market pressures," said Tom Chorman, Foamex's President and Chief Executive Officer. "While we have implemented several measures to offset these pressures, our legacy balance sheet and high debt carrying cost have substantially limited our ability to reinvest in the business. Therefore, we are conducting a thorough assessment of our businesses in order to develop a solution that will result in a significantly stronger company able to generate substantial long-term value."

Chorman continued, "As we work through this process, nothing changes day-to-day. We will continue to focus on improving operations and delivering the superior products and urethane-based solutions our customers expect from Foamex. We are pleased to have the continued support of our lenders, as well as that of our customers and vendors, as we move forward with our recovery."

The previously disclosed amendment to our credit agreement modifies the fixed charge coverage calculation to adjust for the impact on operating income of the previously announced sale of the rubber and felt carpet cushion businesses and certain factors that have impacted the Company's operating performance in the second quarter of 2005, including a potentially material claim asserted by one of its customers, which is currently in negotiations. In addition, the amendment permits the Company to use a portion of the proceeds from the sale of its rubber and felt carpet cushion businesses for working capital and general corporate purposes.

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, those relating to the alternatives for strengthening the balance sheet, increasing liquidity and enhancing long-term value, as well as the continuing support of our lenders. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement appropriate strategic alternatives to enhance long term value, as well as customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, its capital and debt structure (including financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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